UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Alpha Teknova, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40538	94-3368109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 Bert Drive
Hollister, California		95023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 831 637-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, Irene Davis, a member of the Board of Directors (the “Board”) of Alpha Teknova, Inc. (the “Company”) and a member of the Nominating and Corporate Governance Committee, notified the Company of her intention not to stand for re-election to the Board at the Company’s 2026 Annual Meeting of Stockholders (the “Meeting”) and to retire from the Board and all committees thereof, effective upon the date of the Meeting. Ms. Davis’s decision not to stand for re-election and retire is due to her other personal and professional interests and does not arise from any disagreement with the Board or the Company on any matter relating to the Company’s operations, policies, or practices or any issue impacting the Board. The Company thanks Ms. Davis for her service on the Board and the Nominating and Corporate Governance Committee and wishes her well.

With effect on June 1, 2026, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a resolution by unanimous written consent decreasing the number of directors on the Company’s Board from eight to seven and the number of Class II directors from three to two, taking account of Ms. Davis’s retirement from the Board. The Board has also appointed Ms. Demski, an existing member of the Board, to serve on the Nominating and Corporate Governance Committee, effective June 1, 2026, filling the vacancy on the Committee created by Ms. Davis’s retirement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2026, the Company held the Meeting. At the Meeting, a total of 47,821,520 shares, or 89.20% of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy.

At the Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on April 21, 2026 (the “2026 Proxy Statement”).

Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

Proposal No. 1: To elect the following nominees to serve as Class II directors until the Company’s 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
J. Matthew Mackowski	43,723,902	1,036,603	3,061,015
Brett Robertson	44,003,280	757,225	3,061,015

As a result of Ms. Davis’s decision not to stand for re-election to the Board as contemplated in the 2026 Proxy Statement and to retire from the Board effective upon the date of the Meeting, any votes cast regarding the election of Ms. Davis at the Meeting were not counted.

Proposal No. 2: To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstentions
47,753,544	2,167	65,809

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.

Date:	June 1, 2026	By:	/s/ Stephen Gunstream
Stephen Gunstream President and Chief Executive Officer